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                                                         Exhibit 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the GulfMark Offshore, Inc. Employee Stock Purchase Plan of our report dated February 26, 2002 (except Note 4, as to which the date is March 1, 2002), with respect to the consolidated financial statements of GulfMark Offshore, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP
Houston, Texas
March 8, 2002